SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2010 (June 4, 2010)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote by Security Holders.
          The company’s Annual Meeting of Shareholders was held on June 4, 2010 in Thomasville, Georgia for the following purposes and with the following voting results:
     (1) To elect one nominee as director of the company to serve for a term of two years and four nominees as directors of the company to serve for a term of three years:

Class II Director:	For	Withheld	Broker-Non Votes
David V. Singer	77,501,649	894,050	7,386,073

Class III Directors:	For	Withheld	Broker-Non Votes
Franklin L. Burke	62,068,463	16,327,236	7,386,073
George E. Deese	61,892,352	16,503,347	7,386,073
Manuel A. Fernandez	61,638,955	16,756,744	7,386,073
Melvin T. Stith	62,045,464	16,350,235	7,386,073
     (2) To ratify the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for Flowers Foods for the fiscal year ending January 1, 2011:

For	85,449,626
Against	253,318
Abstain	78,827
Broker Non-Votes	0
     Director-nominees received a plurality of votes cast in the election of directors and were elected to serve their respective terms. Proposal 2 received a majority of votes cast and passed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: June 7, 2010